Exhibit 99.1

Financial Contact:	Media Contact:
Josh Hirsberg	David Strow
(702) 792-7234	(702) 792-7386
joshhirsberg@boydgaming.com	davidstrow@boydgaming.com

BOYD GAMING REPORTS THIRD-QUARTER 2020 RESULTS

–	Las Vegas Locals Segment Delivers Record Third Quarter Adjusted EBITDAR, 46% Margin
–	Midwest & South's Adjusted EBITDAR Sets All-Time Quarterly Record on 39% Margin
–	Expansion of FanDuel Partnership Further Bolsters Company's Digital Presence

LAS VEGAS - OCTOBER 26, 2020 - Boyd Gaming Corporation (NYSE: BYD) today reported financial results for the third quarter ended September 30, 2020.

Keith Smith, President and Chief Executive Officer of Boyd Gaming, said: “During the third quarter, we successfully navigated the challenges presented by the COVID pandemic thanks to our outstanding operating team. By effectively yielding our casino floors and amenities while implementing new efficiencies throughout our business, we greatly enhanced our operating performance in a lower-revenue environment. On a Companywide basis, we delivered 12% EBITDAR growth and improved operating margins by more than 1,000 basis points, as both our Las Vegas Locals and Midwest & South segments set records for quarterly EBITDAR and margins. At the same time, we continued to build the foundation for future growth through the expansion of our partnership with FanDuel Group, successfully launching mobile sports betting platforms in Illinois and Iowa and expanding our digital reach to more than 30 million adults nationwide. We are proud of our team’s ability to successfully execute our strategy and are committed to sustaining a more efficient and profitable operating model into the future.”

Boyd Gaming reported third-quarter 2020 revenues of $652.2 million, compared to $819.6 million in the third quarter of 2019. The Company recorded net income of $38.1 million, or $0.33 per share, for the third quarter of 2020, compared to net income of $39.4 million, or $0.35 per share, for the year-ago period.

Total Adjusted EBITDAR(1) was $238.8 million in the third quarter of 2020, an increase of 12% from $213.5 million in the third quarter of 2019. Companywide operating margins were 36.6%, up significantly from 26.1% in the year-ago quarter. Adjusted Earnings(1) for the third quarter of 2020 were $43.5 million, or $0.38 per share, compared to Adjusted Earnings of $44.8 million, or $0.39 per share, for the same period in 2019.

(1)	See footnotes at the end of the release for additional information relative to non-GAAP financial measures.

Operations Review(2)

During the third quarter of 2020, the Company’s Las Vegas Locals segment reported revenues of $171.1 million, a decline of 20% from prior year, while Adjusted EBITDAR grew more than 23% to $78.9 million and operating margins increased more than 1,600 basis points to 46.1%. Midwest & South revenues fell 15% to $463.6 million while Adjusted EBITDAR increased nearly 17% to $182.5 million, and operating margins rose approximately 1,100 basis points to 39.4%, as strong operating performances across the segment more than offset the impact of property closures related to Hurricanes Laura and Sally. The Company’s Downtown Las Vegas segment reported revenues of $17.5 million, down 71% from prior year, and an Adjusted EBITDAR loss of $1.5 million, due to significant travel restrictions in Hawaii and overall declines in Las Vegas visitation.

(2)	As of September 30, 2020, three Boyd Gaming properties remain closed: Eastside Cannery and Eldorado in the Las Vegas Locals segment, and Main Street Station in the Downtown Las Vegas segment.

Balance Sheet Update

As of September 30, 2020, Boyd Gaming had cash on hand of $506.0 million, and total debt of $4.04 billion. Cash and debt balances reflect the repayment of the Company's outstanding revolving credit facility borrowings during the third quarter.

Conference Call Information

Boyd Gaming will host a conference call to discuss third-quarter 2020 results today, October 26, at 5:00 p.m. Eastern. The conference call number is (888) 317-6003, passcode 8128975. Please call up to 15 minutes in advance to ensure you are connected prior to the start of the call.

The conference call will also be available live on the Internet at www.boydgaming.com, or https://www.webcaster4.com/Webcast/Page/964/38114.

Following the call’s completion, a replay will be available by dialing (877) 344-7529 today, October 26, beginning at 7:00 p.m. Eastern and continuing through Monday, November 2 at 11:59 p.m. Eastern. The conference number for the replay will be 10149026. The replay will also be available on the Internet at www.boydgaming.com.

BOYD GAMING CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except per share data)	2020	2019	2020	2019
Revenues
Gaming	$565,965	$613,487	$1,260,841	$1,867,399
Food & beverage	38,778	108,069	139,323	331,206
Room	26,925	60,705	80,570	179,046
Other	20,570	37,307	61,888	115,337
Total revenues	652,238	819,568	1,542,622	2,492,988
Operating costs and expenses
Gaming	214,984	276,302	530,445	835,511
Food & beverage	38,691	101,981	145,275	307,609
Room	12,931	28,393	41,013	83,074
Other	5,809	23,526	29,425	72,154
Selling, general and administrative	86,983	116,899	260,681	349,011
Master lease rent expense (a)	25,914	24,665	75,992	73,058
Maintenance and utilities	33,751	41,351	88,551	119,158
Depreciation and amortization	69,320	65,092	205,498	200,396
Corporate expense	19,605	21,411	58,526	79,501
Project development, preopening and writedowns	2,249	5,297	9,582	14,243
Impairment of assets	—	—	171,100	—
Other operating items, net	14,928	1,260	23,570	1,564
Total operating costs and expenses	525,165	706,177	1,639,658	2,135,279
Operating income (loss)	127,073	113,391	(97,036)	357,709
Other expense (income)
Interest income	(468)	(434)	(1,476)	(1,356)
Interest expense, net of amounts capitalized	62,387	59,661	173,440	182,224
Loss on early extinguishments and modifications of debt	413	242	1,000	750
Other, net	(4,977)	113	(5,206)	(227)
Total other expense, net	57,355	59,582	167,758	181,391
Income (loss) before income taxes	69,718	53,809	(264,794)	176,318
Income tax (provision) benefit	(31,602)	(14,404)	46,807	(42,978)
Net income (loss)	$38,116	$39,405	$(217,987)	$133,340

Basic net income (loss) per common share	$0.34	$0.35	$(1.92)	$1.18
Weighted average basic shares outstanding	113,520	113,526	113,495	113,595

Diluted net income (loss) per common share	$0.33	$0.35	$(1.92)	$1.17
Weighted average diluted shares outstanding	113,862	113,971	113,495	113,879

__________________________________________

(a) Rent expense incurred by those properties subject to a master lease with a real estate investment trust.

BOYD GAMING CORPORATION

SUPPLEMENTAL INFORMATION

Reconciliation of Adjusted EBITDA to Net Income

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands)	2020	2019	2020	2019
Total Revenues by Reportable Segment
Las Vegas Locals	$171,076	$213,286	$400,531	$657,084
Downtown Las Vegas	17,539	60,624	76,316	188,116
Midwest & South	463,623	545,658	1,065,775	1,647,788
Total revenues	$652,238	$819,568	$1,542,622	$2,492,988

Adjusted EBITDAR by Reportable Segment
Las Vegas Locals	$78,900	$64,062	$128,520	$209,745
Downtown Las Vegas	(1,511)	11,903	1,225	42,830
Midwest & South	182,502	156,202	320,986	477,737
Property Adjusted EBITDAR	259,891	232,167	450,731	730,312
Corporate expense, net of share-based compensation expense (a)	(21,048)	(18,658)	(51,333)	(61,182)
Adjusted EBITDAR	238,843	213,509	399,398	669,130
Master lease rent expense (b)	(25,914)	(24,665)	(75,992)	(73,058)
Adjusted EBITDA	212,929	188,844	323,406	596,072

Other operating costs and expenses
Deferred rent	217	245	666	734
Depreciation and amortization	69,320	65,092	205,498	200,396
Share-based compensation expense	(858)	3,559	10,026	21,426
Project development, preopening and writedowns	2,249	5,297	9,582	14,243
Impairment of assets	—	—	171,100	—
Other operating items, net	14,928	1,260	23,570	1,564
Total other operating costs and expenses	85,856	75,453	420,442	238,363
Operating income (loss)	127,073	113,391	(97,036)	357,709
Other expense (income)
Interest income	(468)	(434)	(1,476)	(1,356)
Interest expense, net of amounts capitalized	62,387	59,661	173,440	182,224
Loss on early extinguishments and modifications of debt	413	242	1,000	750
Other, net	(4,977)	113	(5,206)	(227)
Total other expense, net	57,355	59,582	167,758	181,391
Income (loss) before income taxes	69,718	53,809	(264,794)	176,318
Income tax (provision) benefit	(31,602)	(14,404)	46,807	(42,978)
Net income (loss)	$38,116	$39,405	$(217,987)	$133,340

__________________________________________

(a) Reconciliation of corporate expense:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands)	2020	2019	2020	2019
Corporate expense as reported on Condensed Consolidated Statements of Operations	$19,605	$21,411	$58,526	$79,501
Corporate share-based compensation expense	1,443	(2,753)	(7,193)	(18,319)
Corporate expense, net, as reported on the above table	$21,048	$18,658	$51,333	$61,182

(b) Rent expense incurred by those properties subject to a master lease with a real estate investment trust.

BOYD GAMING CORPORATION

SUPPLEMENTAL INFORMATION

Reconciliations of Net Income to Adjusted Earnings

and Net Income Per Share to Adjusted Earnings Per Share

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except per share data)	2020	2019	2020	2019
Net income (loss)	$38,116	$39,405	$(217,987)	$133,340
Pretax adjustments:
Project development, preopening and writedowns	2,249	5,297	9,582	14,243
Impairment of assets	—	—	171,100	—
Other operating items, net	14,928	1,260	23,570	1,564
Loss on early extinguishments and modifications of debt	413	242	1,000	750
Other, net	(4,977)	113	(5,206)	(227)
Total adjustments	12,613	6,912	200,046	16,330

Income tax effect for above adjustments	(2,767)	(1,494)	(47,559)	(3,484)
Impact of tax audit settlements	(4,505)	—	(4,505)	—
Impact of tax valuation allowance	—	—	568	—
Adjusted earnings (loss)	$43,457	$44,823	$(69,437)	$146,186

Net income (loss) per share, diluted	$0.33	$0.35	$(1.92)	$1.17
Pretax adjustments:
Project development, preopening and writedowns	0.02	0.04	0.08	0.12
Impairment of assets	—	—	1.51	—
Other operating items, net	0.13	0.01	0.21	0.01
Loss on early extinguishments and modifications of debt	—	—	0.01	0.01
Other, net	(0.04)	—	(0.05)	—
Total adjustments	0.11	0.05	1.76	0.14

Income tax effect for above adjustments	(0.02)	(0.01)	(0.42)	(0.03)
Impact of tax audit settlements	(0.04)	—	(0.04)	—
Impact of tax valuation allowance	—	—	0.01	—
Adjusted earnings (loss) per share, diluted	$0.38	$0.39	$(0.61)	$1.28

Weighted average diluted shares outstanding	113,862	113,971	113,495	113,879

Non-GAAP Financial Measures

Regulation G, "Conditions for Use of Non-GAAP Financial Measures," prescribes the conditions for use of non-GAAP financial information in public disclosures. We believe that our presentations of the following non-GAAP financial measures are important supplemental measures of operating performance to investors: earnings before interest, taxes, depreciation and amortization (EBITDA), Adjusted EBITDA, EBITDAR (EBITDA further adjusted for rent expense associated with a master lease), Adjusted EBITDAR, Adjusted Earnings and Adjusted Earnings Per Share (Adjusted EPS). The following discussion defines these terms and why we believe they are useful measures of our performance. We do not provide a reconciliation of forward-looking non-GAAP financial measures to the corresponding forward-looking GAAP measure due to our inability to project special charges and certain expenses.

EBITDA, Adjusted EBITDA, EBITDAR and Adjusted EBITDAR

EBITDA and EBITDAR are commonly used measures of performance in our industry that we believe, when considered with measures calculated in accordance with accounting principles generally accepted in the United States (GAAP), provide our investors a more complete understanding of our operating results before the impact of investing and financing transactions and income taxes and facilitates comparisons between us and our competitors. Management has historically adjusted EBITDA and EBITDAR when evaluating operating performance because we believe that the inclusion or exclusion of certain recurring and non-recurring items is necessary to provide a full understanding of our core operating results and as a means to evaluate period-to-period results. We refer to this measure as Adjusted EBITDA or Adjusted EBITDAR. We have chosen to provide this information to investors to enable them to perform comparisons of past, present and future operating results and as a means to evaluate the results of core on-going operations. We have historically reported these measures to our investors and believe that the continued inclusion of Adjusted EBITDA and Adjusted EBITDAR provides consistency in our financial reporting. We use Adjusted EBITDA and Adjusted EBITDAR in this press release because we believe this information is useful to investors in allowing greater transparency related to significant measures used by our management in their financial and operational decision-making. Adjusted EBITDA and Adjusted EBITDAR are among the more significant factors in management's internal evaluation of total company and individual property performance and in the evaluation of incentive compensation related to property management. Management also uses Adjusted EBITDA and Adjusted EBITDAR as measures in the evaluation of potential acquisitions and dispositions. Adjusted EBITDA and Adjusted EBITDAR are also used by management in the annual budget process. Externally, we believe these measures continue to be used by investors in their assessment of our operating performance and the valuation of our company. Adjusted EBITDA reflects EBITDA adjusted for deferred rent, share-based compensation expense, project development, preopening and writedown expenses, impairments of assets, loss on early extinguishments and modifications of debt and other operating items, net. Adjusted EBITDAR reflects Adjusted EBITDA further adjusted for rent expense associated with a master lease with a real estate investment trust.

Adjusted Earnings and Adjusted EPS

Adjusted Earnings is net income before project development, preopening and writedown expenses, impairments of assets, other items, net, gain or loss on early extinguishments and modifications of debt, and other non-recurring adjustments, net. Adjusted Earnings and Adjusted EPS are presented solely as supplemental disclosures because management believes that they are widely used measures of performance in the gaming industry.

Limitations on the Use of Non-GAAP Measures

The use of EBITDA, Adjusted EBITDA, EBITDAR, Adjusted EBITDAR, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures has certain limitations. Our presentation of EBITDA, Adjusted EBITDA, EBITDAR, Adjusted EBITDAR, Adjusted Earnings, Adjusted EPS or certain other non-GAAP financial measures may be different from the presentation used by other companies and therefore comparability may be limited. Depreciation and amortization expense, interest expense, income taxes and other items have been and will be incurred and are not reflected in the presentation of EBITDA, Adjusted EBITDA, EBITDAR and Adjusted EBITDAR. Each of these items should also be considered in the overall evaluation of our results. Additionally, EBITDA, Adjusted EBITDA, EBITDAR and Adjusted EBITDAR do not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. We compensate for these limitations by providing the relevant disclosure of our depreciation and amortization, interest and income taxes, capital expenditures and other items both in our reconciliations to the historical GAAP financial measures and in our consolidated financial statements, all of which should be considered when evaluating our performance.

EBITDA, Adjusted EBITDA, EBITDAR, Adjusted EBITDAR, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. EBITDA, Adjusted EBITDA, EBITDAR, Adjusted EBITDAR, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures should not be considered as an alternative to net income, operating income, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. EBITDA, Adjusted EBITDA, EBITDAR, Adjusted EBITDAR, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding historical GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety and not to rely on a single financial measure.

Forward-looking Statements and Company Information

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “may,” “will,” “might,” “expect,” “believe,” “anticipate,” “could,” “would,” “estimate,” “continue,” “pursue,” or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding future performance. In addition, forward-looking statements in this press release include statements regarding the impacts of COVID-19 on the Company, future operating trends at the Company’s properties following reopening, continuing cost efficiencies and margin improvements, and the Company’s future digital gaming initiatives.  Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks and uncertainties include, but are not limited to: the ongoing uncertainty about COVID-19, its duration and impact, the possibility of future closures and length of closures of the Company’s properties, negative perceptions of visiting properties that have large groups of people, the cost to comply with any mandated health requirements associated with the virus, the extent of consumer demand upon re-opening, the negative effects on the Company’s workforce, suppliers, contractors and other partners, as well as the impact on the customer experience of necessary health and safety measures implemented at the direction of State and local governments and gaming regulators. Risks also include fluctuations in the Company's operating results; the results of operations of its properties in various markets; the political climate and its effects on consumer spending and its impact on the travel industry; the state of the economy and its effect on consumer spending and the Company's results of operations; the impact and effects of the local economies in the markets where the Company has operations; the receipt of legislative, and other state, federal and local approvals for the Company's development projects; whether online gaming will become legalized in various states, the Company's ability to operate online gaming profitably, or otherwise; consumer reaction to fluctuations in the stock market and economic factors; the effects of events adversely impacting the economy or the regions from which the Company draws a significant percentage of its customers; competition; litigation; financial community and rating agency perceptions of the Company and its subsidiaries; changes in laws and regulations, including increased taxes; the availability and price of energy, weather, regulation, economic, credit and capital market conditions; and the effects of war, terrorist or similar activity. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of the Company's Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and in the Company's other current and periodic reports filed from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

About Boyd Gaming

Founded in 1975, Boyd Gaming Corporation (NYSE: BYD) is a leading geographically diversified operator of 29 gaming entertainment properties in 10 states. The Company is also a strategic partner and 5% equity owner of FanDuel Group, the nation’s leading sports-betting and iGaming operator. With one of the most experienced leadership teams in the casino industry, Boyd Gaming prides itself on offering its guests an outstanding entertainment experience, delivered with unwavering attention to customer service. For additional Company information and press releases, visit www.boydgaming.com.